Exhibit 16.1
July 21, 2021

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: indie Semiconductor, Inc.
File No. 001-40481

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of indie Semiconductor, Inc. dated July 21, 2021, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP